NUVEEN OPEN-END FUNDS LISTED ON APPENDIX A

RENEWAL OF MANAGEMENT AGREEMENTS

Agreement made as of this 24th day of July 2018, by and between the entities listed on Appendix A (the “Funds”), and Nuveen Fund Advisors, LLC, a Delaware limited liability company (the “Adviser”), to be effective August 1, 2018.

WITNESSETH THAT:

WHEREAS, the parties hereto are the contracting parties under each certain Investment Management Agreement (the “Agreements”) pursuant to which the Adviser furnishes investment management and other services to each Fund; and

WHEREAS, each Agreement terminates August 1, 2018 unless continued in the manner required by the Investment Company Act of 1940; and

WHEREAS, the Board of Directors/Trustees, at meetings held May 22-24, 2018, have approved each Agreement and its continuance until August 1, 2019 in the manner required by the Investment Company Act of 1940.

NOW THEREFORE, in consideration of the mutual covenants contained in each Agreement the parties hereto do hereby continue each Agreement in effect until August 1, 2019 and ratify and confirm the Agreements in all respects.

On behalf of the Nuveen Open-End Funds
Listed on Appendix A

		By:	/s/ Gifford R. Zimmerman
Vice President

Attest:	/s/ Virginia O’Neal

NUVEEN FUND ADVISORS, LLC

		By:	/s/ Kevin J. McCarthy
Senior Managing Director

Attest:	/s/ Virginia O’Neal

Appendix A

NUVEEN MUNICIPAL TRUST

Nuveen All-American Municipal Bond Fund

Nuveen High Yield Municipal Bond Fund

Nuveen Inflation Protected Municipal Bond Fund

Nuveen Intermediate Duration Municipal Bond Fund

Nuveen Limited Term Municipal Bond Fund

Nuveen Short Duration High Yield Municipal Bond Fund

Nuveen Strategic Municipal Opportunities Fund

NUVEEN MULTISTATE TRUST I

Nuveen Arizona Municipal Bond Fund

Nuveen Colorado Municipal Bond Fund

Nuveen Maryland Municipal Bond Fund

Nuveen New Mexico Municipal Bond Fund

Nuveen Pennsylvania Municipal Bond Fund

Nuveen Virginia Municipal Bond Fund

NUVEEN MULTISTATE TRUST II

Nuveen California Municipal Bond Fund

Nuveen California High Yield Municipal Bond Fund

Nuveen California Intermediate Municipal Bond Fund

Nuveen Connecticut Municipal Bond Fund

Nuveen Massachusetts Municipal Bond Fund

Nuveen New Jersey Municipal Bond Fund

Nuveen New York Municipal Bond Fund

NUVEEN MULTISTATE TRUST III

Nuveen Georgia Municipal Bond Fund

Nuveen Louisiana Municipal Bond Fund

Nuveen North Carolina Municipal Bond Fund

Nuveen Tennessee Municipal Bond Fund

NUVEEN MULTISTATE TRUST IV

Nuveen Kansas Municipal Bond Fund

Nuveen Kentucky Municipal Bond Fund

Nuveen Michigan Municipal Bond Fund

Nuveen Missouri Municipal Bond Fund

Nuveen Ohio Municipal Bond Fund

Nuveen Wisconsin Municipal Bond Fund

NUVEEN INVESTMENT TRUST

Nuveen Concentrated Core Fund

Nuveen Equity Market Neutral Fund

Nuveen Large Cap Core Fund

Nuveen Large Cap Growth Fund

Nuveen Large Cap Value Fund

Nuveen NWQ Global Equity Income Fund

Nuveen NWQ Large-Cap Value Fund

Nuveen NWQ Multi-Cap Value Fund

Nuveen NWQ Small/Mid-Cap Value Fund

Nuveen NWQ Small-Cap Value Fund

NUVEEN INVESTMENT TRUST II

Nuveen Equity Long/Short Fund

Nuveen Growth Fund

Nuveen International Growth Fund

Nuveen NWQ International Value Fund

Nuveen Santa Barbara Dividend Growth Fund

Nuveen Santa Barbara Global Dividend Growth Fund

Nuveen Santa Barbara International Dividend Growth Fund

Nuveen Symphony Large-Cap Growth Fund

Nuveen Symphony Low Volatility Equity Fund

Nuveen Winslow Large-Cap Growth Fund

NUVEEN INVESTMENT TRUST III

Nuveen Symphony Credit Opportunities Fund

Nuveen Symphony Floating Rate Income Fund

NUVEEN INVESTMENT TRUST V

Nuveen Gresham Diversified Commodity Strategy Fund

Nuveen Multi-Asset Income Fund

Nuveen Multi-Asset Income Tax-Aware Fund

Nuveen NWQ Flexible Income Fund

Nuveen Preferred Securities and Income Fund f/k/a Nuveen Preferred Securities Fund

NUVEEN MANAGED ACCOUNTS PORTFOLIOS TRUST

Municipal Total Return Managed Accounts Portfolio

NUVEEN INVESTMENT FUNDS, INC.

Nuveen Core Bond Fund

Nuveen Core Plus Bond Fund

Nuveen Dividend Value Fund

Nuveen Global Infrastructure Fund

Nuveen High Income Bond Fund

Nuveen Inflation Protected Securities Fund

Nuveen Large Cap Select

Nuveen Mid Cap Growth Opportunities Fund

Nuveen Mid Cap Value Fund

Nuveen Minnesota Intermediate Municipal Bond Fund

Nuveen Minnesota Municipal Bond Fund

Nuveen Nebraska Municipal Bond Fund

Nuveen Oregon Intermediate Municipal Bond Fund

Nuveen Real Asset Income Fund

Nuveen Real Estate Securities Fund

Nuveen Short Term Municipal Bond Fund

Nuveen Short Term Bond Fund

Nuveen Small Cap Growth Opportunities Fund

Nuveen Small Cap Select Fund

Nuveen Small Cap Value Fund

Nuveen Strategic Income Fund

NUVEEN STRATEGY FUNDS, INC

Nuveen Strategy Aggressive Growth Allocation Fund

Nuveen Strategy Balanced Allocation Fund

Nuveen Strategy Conservative Allocation Fund

Nuveen Strategy Growth Allocation Fund